UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 30, 2010


                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
              (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

 FLORIDA                                000-30392                  13-4172059
 -------                                ---------                  ----------
 (STATE OR OTHER JURISDICTION)    (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
 OF INCORPORATION)                                               IDENTIFICATION)


             335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2

              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142

                                      N/A

         (Former name or former address, if changed since last report)



|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported by the Company, effective March 25, 2010, holders of all debentures issued by the Company in November 2008 and August 2009 agreed to convert their outstanding debentures in accordance with the terms of the respective debenture agreements earlier than otherwise required. The early conversion of the debentures was a condition precedent to the Company's wholly owned subsidiary ESW Canada entering into a new credit facility with Canadian Imperial Bank of Commerce. A total of $10,600,000 in principal and $1,176,445 of accrued interest was converted into 43,756,653 shares of restricted common stock. The conversion of the November 2008 and the August 2009 debentures also triggered the mandatory conversion feature in the Company's debentures issued in March 2010. A total of $3,000,000 in principal and $3,797 in accrued interest was converted into 6,007,595 shares of restricted common stock. With these transactions effective March 25, 2010 the Company had $0 of convertible debentures and accrued interest on convertible debenture.

As part of the agreement to convert all existing convertible debentures the Company had proposed an inducement premium on the conversion transaction payable to all converting debenture holders subject to a positive Fairness Opinion, approval by a Fairness Committee consisting of independent Directors of the Company's Board of Directors and an increase in the share capital of the Company all of which have subsequently occurred. The premium consisted of 4,375,668 shares of restricted common stock.

As the Company did not have sufficient authorized shares as of the date of conversion of the debentures to fulfill the premium, the premium was recorded as an advance share purchase agreement at fair market value; the agreement was without interest, subordinated to the banks position and payable in a fixed number of common shares of the Company. Effective November 30, 2010 the Company issued an aggregate of 4,375,668 restricted shares of common stock to thirteen
(13) prior debenture holders in connection with the early conversion of their debentures.

 ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

See Item 1.01 above.

                                  ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: December 6, 2010
                                  By: /s/ David J. Johnson
                                      ---------------------
                                          David J. Johnson Chief Executive
                                          Officer and President